Exhibit 32.2

SECTION 1350 CERTIFICATION

I, Ronald L. Roswell, Chief Financial Officer of i2 Telecom International, Inc. (the “Company”), do hereby certify in accordance with 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	The Quarterly Report on Form 10-QSB of the Company for the period ended March 31, 2004 (the “Periodic Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. §§78m r 78o(d)); and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 17, 2004

/s/ Ronald L. Roswell

Ronald L. Roswell, Chief Financial Officer